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                                                                   Exhibit 2.12

                                    EXHIBIT B

                      Form of Registration Rights Agreement

                          REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of the _____ day of _________, 200_ (the "Effective Date") between Amarin Corporation plc, a public limited company organized under the laws of England (the "Company"), and the parties set forth on the signature pages hereto (each, a "Purchaser" and collectively, the "Purchasers").


                                R E C I T A L S:

          A. Each Purchaser has delivered to the Company a Subscription Agreement in connection with the Amended Confidential Private Placement Memorandum of the Company dated December 10, 2002, offering to purchase from the Company the amount of ordinary shares, par value Pound Sterling 1.00 per share, of the Company as in such Subscription Agreement.

          B. The Company has, in whole or in part, accepted each Purchaser's subscription and delivered to such Purchaser a Subscription Agreement, countersigned by the Company (as so countersigned and delivered, the "Purchase Agreement").

          C. Pursuant to the Subscription Agreement, on the date hereof the Company is issuing to each Purchaser, and each Purchaser is purchasing, the number of ordinary shares, par value Pound Sterling 1.00 per share, of the Company set forth in the Subscription Agreement, as accepted by the Company.

          D. The Company and each Purchaser desire to set forth the registration rights to be granted by the Company to the Purchasers.

          NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth herein and in the Purchase Agreement, the parties mutually agree as follows:


                               A G R E E M E N T:

          1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:


          "Blackout Period" shall mean, with respect to a registration statement, a period or periods not in excess of an aggregate 90 calendar days in any calendar year during which the Company, in the good faith judgment of its Board of Directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Company, or the unavailability for reasons beyond the Company's control of any required financial statements, disclosure of information which is in its best interest not to publicly disclose, or any other event or condition of similar significance to the Company) that the registration and distribution of the Registrable Securities to be covered by such registration statement, if any, would be seriously detrimental to the Company and its shareholders.

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.


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          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Family Member" shall mean with respect to any individual, such individual's spouse, any descendants (whether natural, adopted or in the process of adoption), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above described individuals, trusts or organizations.

          "Form F-3" shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

          "Holder" shall mean each Purchaser or any of such Purchaser's respective successors and assigns who acquire rights in accordance with this Agreement with respect to the Registrable Securities directly or indirectly from such Purchaser, including any Permitted Assignee of such Holder.

          "Permitted Assignee" shall mean (a) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its shareholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, (d) with respect to an individual party, any Family Member of such party, (e) with respect to any entity, an other entity that is controlled by, controls, or is under common control with such entity, or (f) a party to this Agreement.

          The terms "register", "registered" and "registration" refers to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registrable Securities" shall mean ordinary shares, par value Pound Sterling 1.00 per share, of the Company issued to a Purchaser pursuant to a Purchase Agreement, excluding (a) any such shares that have been publicly sold or may be sold immediately without registration under the Securities Act either pursuant to Rule 144 of the Securities Act or otherwise; (b) any such shares sold by a person in a transaction pursuant to a registration statement filed under the Securities Act or (c) any such shares that are at the time subject to an effective registration statement under the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          2. Registration. Subject to the terms and conditions hereof, as promptly as reasonably practicable after the date hereof, but in any event not later than 90 days from the Effective Date, the Company shall use its reasonable efforts to file a shelf registration statement on Form F-1 or, if the Company is eligible to use such form, Form F-3 relating to the resale by the Holders of the Registrable Securities from time to time in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Securities Act; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2, or to keep such registration effective pursuant to Section 3, during any Blackout Period or if the means of distribution involves an underwritten offering; and provided further, that if the Company does not meet the eligibility requirements to use such Form F-1 or F-3, it shall instead use its reasonable efforts to file a shelf registration statement on Form S-1 or S-3, as the case may be. Each Purchaser

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hereby acknowledges that any registration statement filed pursuant to this
Section 2 will include Registrable Securities held by other Purchasers and may include securities held by other shareholders of the Company.

          3. Registration Procedures. In the case of the registration effected by the Company pursuant to Section 2 hereof, the Company will keep each Holder reasonably advised in writing as to the initiation of each registration and as to the completion thereof. Subject to the terms and conditions hereof, at its expense with respect to any registration statement filed pursuant to Section 2, the Company will use its reasonable efforts to:

          (a) prepare and file with the Commission with respect to such Registrable Securities shelf registration statement on Form F-1 (or S-1, as the case may be) or, if the Company is eligible to use such form, Form F-3 (or S-3, as the case may be), and use its reasonable efforts to cause such registration statement to become and remain effective at least for a period ending with the first to occur of (i) the sale of all Registrable Securities covered by the registration statement, (ii) the availability under Rule 144 for the Holder to immediately, freely resell without restriction all Registrable Securities remaining to be sold under the registration statement, and (iii) one year after a registration statement filed pursuant to Section 2(a) is declared effective by the Commission (the "Effectiveness Period");

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective during the Effectiveness Period;

          (c) furnish, without charge, to each Holder of Registrable Securities covered by such registration statement one (1) signed copy of such registration statement (excluding any exhibits thereto other than applicable underwriting documents), each amendment and supplement thereto (including one (1) conformed copy to each Holder, including all exhibits thereto), and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as such Holders may reasonably request, in conformity with the requirements of the Securities Act;

          (d) register or qualify such Registrable Securities under such other applicable securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by such registration statement reasonably requests as may be necessary for the marketability of the Registrable Securities (such request to be made not more than 10 days after the applicable registration statement is filed with the Commission) and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided that the Company shall not be required to (i) qualify generally to do business in any particular jurisdiction in which the Company would be required to qualify to do business as a foreign corporation or as a dealer in securities under the securities or blue sky laws of such jurisdiction or to execute a general consent to service of process in effecting such registration, qualification or compliance, in each case where it has not already done so, or (ii) subject itself to taxation in any such jurisdiction, or
(iii) consent to general service of process in any such jurisdiction;

          (e) promptly notify each Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall promptly prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period; and

          (f) comply, and continue to comply during the period that such registration statement is effective under the Securities Act, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission with respect to the disposition of all securities covered by such registration statement, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen
(18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) hereof or of the commencement of a Blackout Period, such Holder shall discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) hereof or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

          4. Registration Expenses. The Company shall pay all expenses in connection with any registration, including, without limitation, all registration, filing, stock exchange and NASD fees, printing expenses, all fees and expenses of complying with securities or blue sky laws, the fees and disbursements of counsel for the Company and of its independent accountants, and the reasonable fees and expenses of one counsel reasonably acceptable to the Company ("Holders Counsel") selected by the Holders of a majority of the Registrable Securities covered by such registration statement; provided that the reasonable fees and disbursements of Holders Counsel shall not exceed in the aggregate with respect to all registrations $10,000. Except as provided in this
Section 4 and in Section 7, the Company shall not be responsible for the expenses of any attorney or other advisor employed by a Holder of Registrable Securities.

          5. Assignment of Rights. No Holder may assign its rights under this Agreement to any party without the prior written consent of the Company; provided, however, that a Holder may assign its rights under this Agreement without such restrictions to a Permitted Assignee so long as such Permitted Assignee agrees in writing addressed to the Company to be bound to the provisions of this Agreement.

          6. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company in a timely manner such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may from time to time reasonably request in writing. No Holder shall be entitled to be named as a selling security holder in a registration statement or have its Registrable Securities included therein, and no Holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Securities at any time, unless such Holder has furnished such information within a reasonable time after receiving such a request.

          7. Indemnification.

          (a) In the event of the offer and sale of Registrable Securities held by Holders under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, partners and each person, if any, who controls or is under common control

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with such Holder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, and expenses to which the Holder or any such director, officer, partner or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Holder, and each such director, officer, partner and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company or through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof, and (ii) the foregoing indemnity with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, shall not inure to the benefit of any Holder (or any person controlling such Holder) from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the securities concerned, to the extent that a prospectus (as then amended or supplemented) relating to such securities was required by law to be delivered to such person under the Securities Act and such Holder failed to send or give to such person a copy of the prospectus (as then amended or supplemented) if the Company had previously furnished copies thereof to such Holder and if the prospectus (as then amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner or controlling person and shall survive the transfer of such shares by the Holder.

          (b) Each Purchaser shall, and hereby does, indemnify and hold the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Holder as a Holder of the Company furnished to the Company, and such Holder shall reimburse the Company, and each such director, officer, partner and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by any Holder of such shares. As a condition to including any Registrable Securities to be offered by a Holder who is not also a Purchaser in any registration statement filed pursuant to this Agreement, the Company shall have received an undertaking from such Holder to be bound by the terms of this Section 7.

          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
Section 7(a) or (b) hereof (including any governmental action), such

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indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 7(a) or (b) hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent which shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

          (d) In the event that an indemnifying party does or is not permitted to assume the defense of an action pursuant to Section 7(c) or in the case of the expense reimbursement obligation set forth in Sections 7(a) and (b), the indemnification required by Sections 7(a) and (b) hereof shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expenses, losses, damages, or liabilities are incurred.

          (e) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder,
(i) shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

          (f) Other Indemnification. Indemnification similar to that specified in the preceding subsections of this Section 7 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

          8. Miscellaneous

          (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF TO THE EXTENT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER STATE.

          (b) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, executors, and administrators of the parties hereto.

          (c) Entire Agreement. This Agreement and the Purchase Agreement, together with the documents referred to herein and therein, contain the entire agreement of the parties with respect to the subject matter hereof and supersede and are in full substitution for any and all prior oral or written agreements and understandings between them related to such subject matter, and no party hereto shall be liable or bound to any other party hereto in any manner with respect to such subject matter by any representations, indemnities, covenants or agreements except as specifically set forth herein and therein.

          (d) Notices. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

          If to the Company:            Amarin Corporation plc
                                        7 Curzon Street
                                        London W1J5HG, England
                                        Fax: +44.20.7499.9004
                                        Attention: General Counsel

          with a copy to:               Amarin Pharmaceuticals Inc.
                                        Two Belvedere Place, Suite 330
                                        Mill Valley, California  94941  USA
                                        Fax: +1.415.389.4756
                                        Attention: Executive Vice President


          If to the Purchasers:         To each Purchaser at the address
                                        set forth in such Purchaser's Purchase
                                        Agreement

or at such other address as any party shall have furnished to the other parties in writing.

          (e) Delays or Omissions. Subject to Section 8(h) below, no delay or omission to exercise any right, power or remedy accruing to any Holder of any Registrable Securities on the one hand and the Company on the other, upon any breach or default of the other under this Agreement, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

Any waiver, permit, consent or approval of any kind or character on the part of any party to this Agreement of any breach or default under this Agreement, or any waiver on the part of any party to this Agreement of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

          (f) Counterparts; Facsimiles. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In no event shall this Agreement be binding against the Company by any Purchaser until the Company shall have delivered to such Purchaser a copy of this Agreement, signed by the Company. This Agreement may be executed by any party by the delivery by such party by facsimile of a copy of the signature page of this Agreement duly executed by such party. Any copy of this Agreement so executed by facsimile shall be deemed to be an originally executed copy of this Agreement.

          (g) Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          (h) Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the holders of a majority of the number of shares of Registrable Securities outstanding as of the date of such amendment or waiver; provided that without the consent in writing of all holders of the Registrable Securities, no such agreement or consent shall reduce the percentage of the number of Registrable Securities the consent of the Holders of which shall be required under this Section 8(h). The Purchasers acknowledge that by the operation of this Section 8(h), the holders of a majority of the outstanding Registrable Securities may have the right and power to diminish or eliminate all rights of the Purchasers under this Agreement.

          (i) Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.


                  [Remainder of Page Intentionally Left Blank]


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         This Registration Rights Agreement is hereby executed by the Company as of the Effective Date.

                                        COMPANY:

                                        AMARIN CORPORATION PLC


                                        By:
                                              ------------------------------
                                        Name:
                                              ------------------------------
                                        Its:
                                              ------------------------------

          This Registration Rights Agreement is hereby executed by the undersigned Purchaser as of the Effective Date.

                                        PURCHASER:


                                        By:
                                              ------------------------------
                                        Name:
                                              ------------------------------
                                        Its:
                                              ------------------------------